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                                                                   EXHIBIT 10.18

                 LICENSE AND TECHNICAL CO-OPERATION AGREEMENT

                              FOR ATM TECHNOLOGY



THIS AGREEMENT is made on 3 Dec., 1993 ("Effective Date") by and between

(1) ING. C. OLIVETTI & C., S.p.A., whose registered office is at Via Jervis 77, 10015 Ivrea, Italy ("Olivetti"), acting together with its controlled company OLIVETTI RESEARCH LIMITED, whose registered office is at 24A Trumpington Street, Cambridge CB2 1QA, England ("ORL"), and

(2) ADVANCED TELECOMMUNICATIONS MODULES LIMITED whose registered office is at Home Farm, Fowlmere Road, Heydon, Nr Royston, Herts, SG8 8PZ ("the Company")

                                   RECITALS
                                   --------

(A) The Asynchronous Transfer Mode ("ATM") has recently become the prevailing technological choice for high speed communication in telephony and for computer local area networks.

(B) Olivetti through its controlled company ORL has developed hardware and software for use in connecting computers and telephony using the ATM technology, and owns extensive know-how and technical knowledge in the field of ATM technology.

(C) The Company has been established to develop and market a range of products and services using the ATM technology for home and office use.

(D) Olivetti and the Company have agreed to co-operate in the development of ATM technology on the terms of this Agreement.
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(E)  Olivetti and the other subscribers of the Company are parties to the
     Subscription Agreement, as hereinafter defined.

NOW IT IS AGREED as follows:

1.   Definitions
     -----------

In this Agreement the following expressions bear the meanings set out below:

1.1 "ATM Technology" means the technology of the Asynchronous Transfer Mode, a description of which is provided in Exhibit A attached hereto.

1.2 "ATMos" means the real time operating software on which the Company intends to base its ATM Technology.

1.3 "Licensed Technology" means the technical information available to ORL on the Effective Date which pertains to the ATM Technology and which is either

     (i)  fully owned by Olivetti or its Subsidiaries, or

     (ii) licensed to Olivetti or its Subsidiaries and sub-licensable to the Company hereunder without any further payment by Olivetti to any third party.

1.4 "Licensed IPRs" means patents and patent applications (including utility models but excluding registered or unregistered designs), unpatented inventions, copyrights and topography rights which underly the Licensed Technology and are

     (i)  fully owned by Olivetti or its Subsidiaries, or

     (ii) licensed to Olivetti or its Subsidiaries and sub-licensable to the Company hereunder without any further payment by Olivetti to any third party.

1.5 "Subsidiary" of any party means any corporation or other business entity now or hereafter controlled by such party, where "to control" an entity means to own, directly or indirectly, the majority of the shares or ownership quotas in such entity entitled to vote

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     for the election of the Board of Directors or other similar managing body, or otherwise to own a number of shares representing the right to nominate the majority of the members of the Board of Directors.

1.6 "Subscription Agreement" means the agreement dated November 30, 1993 among the Company, Olivetti and the other subscribers of the Company regarding among other things subscription of the Company's shares.

1.7 "Option Exercise Date" means the date on which Olivetti exercises the Option defined in Section 8(1) of the Subscription Agreement.

2.   License Grant
     -------------

2.1 In consideration of the rights granted to Olivetti by Company pursuant to the Subscription Agreement and Section 3.2 and of other consideration the receipt of which Olivetti hereby grants to the Company a non-exclusive, worldwide license to use, make, have made, sell, lease and otherwise exploit without limitation (including the grant of sub-licenses) and without limit in time any hardware and/or software product based upon the Licensed Technology and the Licensed IPRs.

2.2 Olivetti will cause ORL to transmit, and ORL will transmit, promptly upon execution of this Agreement, the Licensed Technology to the Company in the form in which it is currently available to ORL.

2.3 Olivetti retains the right to make, have made, use, sell, lease and otherwise exploit (including the grant of licenses to Olivetti's Affiliates) equipment based on the Licensed Technology and the Licensed IPRs as an integral part of Olivetti's products. Notwithstanding the foregoing, Olivetti and its Affiliates shall not exercise the right to make or have made equipment based upon the Licensed Technology and the Licensed

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     IPRs as long as the Company fills the requirements of Olivetti and
     Olivetti's Affiliates for such equipment in accordance with Olivetti's specifications, quality, delivery time and other material purchasing terms and conditions and is competitive with any other external or internal source available to Olivetti for such equipment.

3.   The Co-operation
     ----------------

3.1 During the term of this Agreement, Olivetti will cause ORL to co-operate, and ORL will co-operate, with the Company by assisting it upon the latter's request in the development of the ATM Technology. The costs incurred by ORL for such assistance shall be charged to the Company on a monthly basis. Reciprocally, in the event that Olivetti requests, pursuant to a written purchase order, any support from the Company, Olivetti will pay for the costs of such assistance on a monthly basis.

3.2 Subject to the second sentence of Section 2.3, each party hereby grants to the other party, for itself and its Subsidiaries, a non-exclusive, worldwide, royalty-free license to use (and to sub-license) on the respective products without limit in time any improvement made by such party to the Licensed Technology and the Licensed IPRs prior to the Option Exercise Date.

4.   Infringement of Rights
     ----------------------

4.1 In the event that either Olivetti or the Company becomes aware of or suspects any infringement problem relating to the products of the Company, then the party so discovering or suspecting infringement shall inform the other party and cooperate at Company's expense in studying possible resolutions of the problem.

5.   Disclaimer of Warranties
     ------------------------

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5.1  The Licensed Technology transmitted to the Company hereunder is furnished
     "as is" and neither Olivetti nor ORL makes any warranties, expressly or impliedly, written or oral, statutory or otherwise, with respect thereto.

     By way of example but not of limitation, neither Olivetti nor ORL makes any representation or warranty as to merchantability, fitness for purpose, absence of errors or defects, or absence of infringement of third party intellectual property rights. The Company will indemnify Olivetti in connection with any claim made by any third party alleging that any product or service of Company infringes any IPR of a third party. In no event shall Olivetti or ORL be liable to the Company for damages of any kind.

6.   Duration
     --------

6.1 This Agreement shall continue in force until 31st December 1998 or until the Option Exercise Date, whichever comes first. The licenses granted by each part to the other party hereunder shall continue on a fee-free basis after expiration hereof.

7.   Termination
     -----------

7.1 This agreement may be terminated by Olivetti by written notice to the Company in case of a material default of the payment obligations hereunder or of any other material obligations of Company hereunder, if such breach is not cured within sixty (60) days after Olivetti's written notice of default to the Company. Either party shall have the right to terminate this Agreement if the other has a receiver or administrative receiver over the whole or any part of its assets or if an order is made or a resolution passed for winding up of the other party or if the other party shall enter into a voluntary arrangement with its creditors or suffer an administration order to be made against it but termination shall not

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     affect any rights granted to that other party hereunder which are either expressly or by implication irrevocable.

8.   Notices
     -------

8.1 All notices or other communications which are required to be given hereunder shall be in writing and shall be sent to the address of the recipient set out in this Agreement or such other address and/or for the attention of such other person as the recipient may designate by notice given in accordance with the provisions of this clause. Any such notice or communication may be delivered personally or sent by first class prepaid registration letter or by facsimile transmission and shall be deemed to have been served if by personal delivery when delivered, if by first class post 48 hours after posting and if by facsimile transmission at the time of dispatch. If a notice or other communication shall otherwise become effective on a day which is not a business day such notice or other communication shall become effective at 9:00 a.m. GMT upon the next following business day.

9.   Law
     ---

9.1 This Agreement shall be governed by and construed in all respects in accordance with English law and the parties hereto irrevocably submit to the exclusive jurisdiction of the English Courts.

10.  Invalidity
     ----------

10.1 If any term or provision in this Agreement shall in whole or in part be held to any extent to be illegal or unenforceable under any enactment or rule of law that term or provision or part shall to that extent be deemed not to form part of this Agreement and the enforceability of the remainder of this Agreement shall not be affected.

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11.  Assignment
     ----------

11.1 None of the rights and obligations of the parties under this Agreement shall be capable of assignment without the prior written consent of each of the parties hereto to such assignment and provided that if such consent is given such assignee shall be first obliged to adhere to the terms of this Agreement as though an original party hereto in place of the assignor. For the avoidance of doubt any permitted transfer as aforesaid shall not in the absence of such prior written consent result in any transfer of rights or obligations hereunder. Any person bound to adhere to the terms of this Agreement shall be required by the parties hereto to execute such deed of adherence or other deed as shall be requisite.

IN WITNESS WHEREOF the parties have executed this Agreement as a Deed on the date first set out above.


Executed and delivered as a deed by ING.

C. OLIVETTI & C., S.P.A. in the presence

of:  /s/

                                          /s/
                                         --------------------------------------

                                         ______________________________________


Executed and delivered as a deed by

OLIVETTI RESEARCH LIMITED in the presence

of: /s/ C. B. Turner

                                          /s/
                                         --------------------------------------

                                         ______________________________________


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Executed and delivered as a deed by

ADVANCED

TELECOMMUNICATIONS MODULES

LIMITED in the presence of:


/s/ C. B. Turner                          /s/ H. Hauser
                                         --------------------------------------

                                         ______________________________________

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